SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2011
Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code:  (812) 482-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously announced, German American Bancorp, Inc., will be presenting at the Keefe Bruyette & Woods 2011 Community Bank Investor Conference, which will be held August 2 and 3, 2011, in New York City.

Clay W Ewing, President of Commercial and Retail Banking of German American, together with Bradley M. Rust, Executive Vice President and Chief Financial Officer, will present the Company's business strategy and financial performance at 10:00 a.m. EDT, on Wednesday, August 3.

The presentation, which is expected to last approximately 25 minutes, may be viewed live, and a replay will be available for 60 days by accessing

https://www.germanamerican.com/#/shareholder-info

 or

http://www.kbw.com/news/conferenceCommunity2011.html.

The slides for the presentation are attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Corporation.

Item 9.01. Financial Statements and Exhibits.

Exhibit  99.1     Slide presentation for August 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated:  August 1, 2011

EXHIBIT INDEX

99.1

Slide presentation for August 3, 2011.